          As filed with the Securities and Exchange Commission on January
          30, 1996
                                               Registration No. 33-________

                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington D.C. 20549
                                   _______________


                                      FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   _______________


                              NORTH LILY MINING COMPANY
               (Exact name of registrant as specified in its charter)

          Utah                             87-0159350
          (State or other jurisdiction     (I.R.S. Employer
          of                               Identification No.)
          incorporation or organization)

                Suite 210, 1800 Glenarm Place, Denver, Colorado 80202
            (Address of Principal Executive Offices)           (Zip Code)

                     Consulting Agreement dated January 11, 1996
                     Consulting Agreement dated January 19, 1996
                              (Full title of the plan)

                                 Stephen E. Flechner
                              North Lily Mining Company
                            Suite 210, 1800 Glenarm Place
                               Denver, Colorado 80202
                       (Name and address of agent for service)

                                   (303) 294-0427
            (Telephone number, including area code, of agent for service)


                                     COPIES TO:
                           Law Offices of Fay M. Matsukage
                             Stanford Place 3, Suite 201
                          4582 South Ulster Street Parkway
                               Denver, Colorado  80237
                                   (303) 721-9495

          Exhibit index on consecutive page _____ Consecutive page 1 of
          _____

                           CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
                                    maximum      maximum
          Title of     Amount to    offering     aggregate    Amount of
          securities   be           price per    offering     registration
          to be        registered   unit         price (1)    fee
          registered                (1)


          ---------------------------------------------------------------


          Common       450,000      $.109375     $49,218.75   $100.00 (2)
          Shares,
          $.10 par
          value,
          under
          Consulting
          Agreements
           ---------------------------------------------------------------

<F1>
          (1) Calculated based on Rule 457(h). Average of the closing bid and asked prices as of January 23, 1996.

<F2>
          (2) Minimum fee being paid pursuant to Section 6(b) of the Securities Act of 1933.


                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.     Incorporation of Documents by Reference.

               The following documents are incorporated by reference in this registration statement:

               (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended; and

               (b) Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995, and September 30, 1995, and all other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1994.

               (c) The Registrant filed a registration statement on Form 8-B under the Securities Exchange Act of 1934. However, the description of securities contained therein incorporated by reference to a registration statement on Form S-1. Pursuant to Rule 12b-24 of the Commission's Rules of Practice, incorporation by reference of documents which incorporate by reference other information is restricted. Accordingly, the Registrant does not incorporate by reference to the description contained in the registration statement on Form 8-B.

               All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          Item 4.     Description of Securities.

               While the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the Registrant did not incorporate by reference a description of securities contained in a registration statement filed under such Act. Accordingly, the Registrant sets forth a description of the class of securities to be offered:

               The Registrant's authorized capital stock consists of 30,000,000 shares of Common Stock, $.10 par value. Holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, holders of the Common Stock are entitled to a proportionate share in any distribution of company assets after payment of liabilities. Holders of the Common Stock do not have preemptive rights. Each share of Common Stock is entitled to one vote, and cumulative voting is not permitted in the election of directors. All of the outstanding shares of Common Stock are, and the shares being offered hereby will be, upon issuance fully paid and nonassessable.

          Item 5.     Interests of Named Experts and Counsel.
               Not applicable.

          Item 6.     Indemnification of Directors and Officers.

          Utah corporate law, Article IX of the Registrant's Articles of Incorporation, as amended, and Article XI of the Registrant's Bylaws permit the Registrant to indemnify any director, officer, former director or officer, and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, unless they are adjudged in such suit negligent or guilty of misconduct in the performance of their duties.

          Item 7.     Exemption from Registration Claimed.

               Not applicable.

          Item 8.     Exhibits.

          Exhibit                                                Consecu-
          Number                      Exhibit                    tive
                                                                 Page Num-
                                                                 ber

          4.1        Articles of Incorporation, as amended       N/A
                     (filed as an exhibit to the Registrant's
                     Annual Report on Form 10-K for the fiscal
                     year ended December 31, 1987, with an
                     amendment thereto filed as an exhibit to
                     the Registrant's Annual Report on Form 10-
                     K for the fiscal year ended December 31,
                     1988, and incorporated herein by refer-
                     ence)

             4.2     Bylaws (filed as an exhibit to the          N/A
                     Registrant's Annual Report on Form 10-K
                     for the fiscal year ended December 31,
                     1983, and incorporated herein by
                     reference)

             4.3     Consulting Agreement with A.R. Weber &      ___
                     Associates, Inc. dated January 11, 1996

             4.4     Consulting Agreement with Kelly Loder       ___
                     dated January 19, 1996

             5.1     Opinion Regarding Legality                  ___

             23.1    Consent of Coopers & Lybrand L.L.P.         ___

             23.2    Consent of Fay M. Matsukage (included in    N/A
                     Exhibit 5.1)

          Item 9.     Undertakings.

          (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 30, 1996.

                                             NORTH LILY MINING COMPANY



                                             By:/s/ Stephen E. Flechner

                                                  Stephen E. Flechner
                                                  President

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                President (Principal
          /s/    Stephen    E.  Executive   Officer)   January 26, 1996
          Flechner              and Director           Date
          Stephen E. Flechner



                                Executive       Vice
          /s/ W. Gene Webb      President          ,   January 26, 1996
          W. Gene Webb          Secretary,   and   -   Date
                                Director


                                Treasurer (Principal
          /s/ Nick DeMare       Financial        and   January 26, 1996
          Nick DeMare           Accounting Officer)    Date




                                Director
          William          C .                         Date
          Bleimeister

          12:forms-8







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